Exhibit 8.1

A.	Fully Consolidated

		Ownership interest in %
		2015	2014	2013
Alfa Beta Vassilopoulos S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Alliance Wholesale Solutions, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	—	100.0
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Boney Wilson & Sons, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Northeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Centar za obuchenie i prekvalifikacija EOOD	Bitolya 1A str, Varna, Bulgaria	—	—	100.0
C Market a.d. Beograd(1)	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	91.7	75.5	75.4
Delhaize America Distribution, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Shared Services Group, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Supply Chain Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Transportation, LLC (previously Hannaford Trucking Company)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize BH d.o.o. Banja Luka	Branka Popovića 115, 78000 Banja Luka, Bosnia and Herzegovina	—	—	100.0
Delhaize Digital Services Ltd	10-18 Union Street, SE1 1SZ London, United Kingdom	100.0	100.0	—
Delhaize Distribution Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	—	—	100.0
Delhaize Griffin SA	Square Marie Curie 40, 1070 Brussels, Belgium	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington, VT 05401-4477, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Serbia d.o.o. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	100.0	100.0	100.0
Delhaize The Lion America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center S.A.	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize US Holding, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delzon NV (previously Van Esch NV)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	—

Difraco BVBA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	—
Dofalex SCSA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	—	100.0
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Fourth Retained Subsidiary, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
Guiding Stars Licensing Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co., LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Energy, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Harvey’s Stamping Company, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	—	—	100.0
Holding and Food Trading Company Single Partner LLC	81, Spaton Avenue, Gerakas, Athens, Greece	—	—	100.0
Holding and Food Trading Company Single Partner LLC & Co Ltd Partnership	81, Spaton Avenue, Gerakas, Athens, Greece	—	—	100.0
I-Del Retail Holdings, Ltd.	70 Sir John Rogerson’s Quay, Dublin 2, Ireland	100.0	100.0	100.0
J.H. Harveys Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A.	—	—	100.0
Kash n’ Karry Food Stores, LLC	3801 Sugar Palm Drive, Tampa, FL 33619, U.S.A.	—	—	100.0
Key Food SA(2)	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	—	—
Kingo NV (3)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	100.0
Leoburg NV (4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	100.0
Lion Lux Finance S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lion Real Estate Albania SHPK	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	100.0	100.0
Lion Retail Holding S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lion US Holdings S.à r.l.(2)	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	—	—
Lion US Participations S.à r.l.(2)	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	—	—
Lithia Springs Holdings, LLC	P.O. Box 517, Ochlocknee, GA 31773, U.S.A.	60.0	60.0	60.0
Marietta Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Martin’s Foods of South Burlington, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
MC Portland, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Mega Image S.R.L.	95 Siret Street, 1st district, Bucharest, Romania	100.0	100.0	100.0
Morrills Corner, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Oxon Run Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	75.0	75.0	75.0
Piccadilly AD	Istoria Slavyanobulgarska Street 21A, 1220 Sofia, Bulgaria	—	—	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.(4)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	100.0	100.0
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Retained Subsidiary One, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Risk Management Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Second Retained Subsidiary, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0

Serdelco S.A.S.	130, Boulevard de la Liberté, 59000 Lille, France	100.0	100.0	100.0
Sinking Spring Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Smart Food Shopping SA	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0
SS Morrills, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Summit Commons Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Superb Beverage Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	0.0	0.0	0.0
The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
Third Retained Subsidiary, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	—	100.0
TP Srbija a.d. Kragujevac	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	100.0	100.0	100.0
TP Stadel d.o.o. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	—	—	100.0
Vadec NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	—
Victory Distributors, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Zvezdara a.d. Beograd(1)	Živka Davidovića 64, Beograd, Serbia	79.2	68.2	68.2

(1)	Acquisition of non-controlling interest in 2015.
(2)	Newly created or acquired in 2015.
(3)	Sold in 2015.
(4)	Merged into a group company during 2015.

B.	Joint Venture

		Ownership Interest in %
		2015	2014	2013
P.T. Lion Super Indo, LLC	Menara Bidakara 2, 19th Floor Jl. Jend. Gatot Soebroto Kav. 71-73 Pancoran, Jakarta Selatan 12870, Indonesia	51.0	51.0	51.0

Super Indo is accounted for as a joint venture applying the “equity method”, as Delhaize Group shares control with another party